UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2010
Date of Report (Date of earliest event reported)

Commission File Number: 333-152242

Element92 Resources Corp.
(Exact name of registrant as specified in its charter)

Wyoming, United States
(State or other jurisdiction of incorporation or organization)

20-8531222
(I.R.S. Employer ID Number)

Level 19, Two International Finance Centre, 8 Finance St., Central, Hong Kong
(Address of principal executive offices) (Zip code)

(852) 2251 1695
(Issuer's telephone number)

(Former Address) 2510 Warren Avenue, Cheyenne, Wyoming 82001
(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2010 Element92 Resources Corp. (the "Company") announced that it had executed a sales & purchase agreement to acquire a gold mine in Guangdong Province, China.

The Company is acquiring the rights to control one producing gold mining property by the issuance of 26.88 million newly issued restricted shares. The closing is scheduled for September 30, 2010 and will be reported, by the Company upon completion.

The agreement is between the Company, Wing Hung Li, Siu Man Li, Amy Uen Hung Li, Alison Tsz Wai Lee and Valiant King Investments Limited, owner of Power Profit Holdings Limited and its assets.

Item 9.01 Exhibits

Exhibit Number	Description

10.15	Sale and Purchase Agreement for 100% of the shares and assets of Power Profit Holdings Limited dated August 11, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2010

ELEMENT92 RESOURCES CORP.

/s/ Daniel Mckinney
Daniel Mckinney
President, Chief Executive Officer